UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2010

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 20, 2010, Hewitt Associates, Inc. (the “Company” or “Hewitt”) held a special meeting of the Company’s stockholders to vote on (i) a proposal (“Proposal 1”) to adopt the previously announced Agreement and Plan of Merger, dated as of July 11, 2010 (the “Merger Agreement”), among the Company, Aon Corporation, a Delaware corporation (“Aon”), Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon, and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon, and (ii) a proposal (“Proposal 2”) to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. The matters acted upon at the special meeting are described in more detail in the definitive Joint Proxy Statement/Prospectus of Hewitt and Aon on Form S-4, which Aon filed with the Securities and Exchange Commission on August 17, 2010.

The following is a summary of the voting results for the proposals presented to the stockholders at the special meeting:

	For	Against	Abstain
Proposal 1	71,552,614	371,690	19,252

The votes cast in favor of the adoption of the Merger Agreement represented 77.5% of the shares of common stock of the Company issued and outstanding as of the record date for the special meeting. Accordingly, the Merger Agreement was adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company entitled to vote at the special meeting. Proposal 2 was not acted upon as it was unnecessary to do so.

Item 8.01	Other Events.

On September 20, 2010, the Company issued a press release announcing the results of the voting at the special meeting. The press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release of the Company issued on September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Name:	Steven J. Kyono
Title:	Senior Vice President, General Counsel and Secretary

Date: September 20, 2010

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Exhibit Index

Number	Description

99.1	Press release of the Company issued on September 20, 2010.

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